UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 3, 2005

                            OREGON STEEL MILLS, INC.
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             (Exact name of registrant as specified in its charter)

        DELAWARE                      1-9887                 94-0506370
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(State or other jurisdiction        (Commission           (IRS Employer
 of incorporation)                   File Number)          Identification No.)


1000 S.W. BROADWAY, SUITE 2200; PORTLAND, OREGON                    97205
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(Address of principal executive offices)                          (Zip code)

                                 (503) 223-9228
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 3, 2005, based in part on the Company's preliminary 2004 financial results and a review of the total compensation of CEO's and other Executive Officers of comparable companies prepared by independent professional compensation consultants ("the Study"), the Board of Directors increased the annual base salary component of its employment agreement with James E. Declusin, President and Chief Executive Officer, to $560,000, and approved one-time discretionary cash bonus awards for certain Executive Officers, including Mr. Declusin, in addition to the amounts payable under the 2004 Annual Incentive Plan. The total additional cash bonus amount for CEO and Executive Officers was approximately $398,000. The new CEO base salary and the one-time discretionary cash bonuses were in line with the recommendations of the Study.

The other terms of the Company's employment agreement with Mr. Declusin, which expires on December 31, 2005, remained unchanged.

This summary is not intended to be a complete description of all of the terms of the discretionary cash bonus awards. For further information, review the Corporation's Form 10-K for the year ended December 31, 2004 and related proxy statement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            OREGON STEEL MILLS, INC.
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                                  (Registrant)



Date:     February 9, 2005                 By:   /s/ Jeff S. Stewart
      ---------------------------------       --------------------------------
                                                Jeff S. Stewart
                                                Corporate Controller
                                                (Principal Accounting Officer)